EXHIBIT 99.1

Dominari Holdings Appoints George Way Chief Financial Officer

Experienced Finance Executive to Support Growth Strategy

New York, April 3, 2023 – Dominari Holdings Inc. (Nasdaq: DOMH) (“Dominari” or the “Company”) today announced that George Way has been named Chief Financial Officer effective April 3, 2023. Mr. Way brings more than 30 years of experience in finance, accounting, acquisitions and investments, and has a proven track record of solving complex business challenges.

“George is a highly talented and accomplished finance executive with decades of experience that will be extremely valuable as we grow our financial services business,” said Anthony Hayes, CEO of Dominari. “He has a critical understanding of what it takes to drive growth and operational excellence in a finance organization. In prior roles, he has been instrumental in establishing and effectively managing robust financial operations and taking firms from start up to a scalable enterprise.”

Most recently, Mr. Way served as Director of Finance and Accounting of Steward Partners, a wealth advisory and asset management firm. While in this role, Steward Partners expanded significantly. Prior to that, he served as Chief Operating Officer at RidgeWorth Investments, Seix Investment Advisors where he was responsible for operations, technology and infrastructure and the consolidation of central service platforms. In this role, he successfully managed the merger of six systems into three to create a seamless front-to-back processing platform and facilitated a reduction in operating costs through process improvements and real estate negotiations. Mr. Way began his career in the Asset Management Practice at Deloitte & Touche LLP. He holds a Bachelor of Business Administration from Pace University and is a licensed Certified Public Accountant.

Mr. Way commented, “Creating a results-driven finance function that serves the needs of Dominari’s advisors and enhances shareholder value is my primary objective.  This mindset, along with placing clients first by attracting only the best in the financial advisor space, will be the key to executing Anthony’s vision and creating an industry leading wealth advisory firm.”

Dominari Financial Inc. Mission Statement:

Dominari Financial is a dynamic, forward-thinking financial services company that seeks to create wealth for all stakeholders by capitalizing on emerging trends in the financial services sector and identifying early-stage future opportunities that are expected to generate a high rate of return for investors.

Securities Brokerage and Registered Investment Adviser Services are offered through Fieldpoint Private Securities LLC, Member FINRA, MSRB and SIPC, which will be known as Dominari Securities LLC after its name change is effective. Securities brokerage, investment adviser and other non-bank deposit investments are not FDIC insured and may lose some or all of the principal invested. You can check the background of Fieldpoint Securities and its registered investment professionals and review its SEC Form CRS on FINRA’s BrokerCheck site at https://brokercheck.finra.org. After the name change, information for Dominari Securities LLC and its registered investment professionals as well as its SEC Form CRS may also be found on FINRA’s BrokerCheck site.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, which include but are not limited to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 relating to its business. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations

Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com